Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of DM Products, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (the “Report”), We, Kurtis Cockrum and James Clarke, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Kurtis Cockrum

Name:	Kurtis Cockrum

Title:	Principal Executive Officer and Director

Date:	March 30, 2012

By:	/s/ James Clarke

Name:	James Clarke

Title:	Principal Financial Officer and Director

Date:	March 30, 2012

This certification has been furnished solely pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.